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                                                                    Exhibit 11.0

                            BTU INTERNATIONAL , INC.

                   CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                       (Dollars in thousands, except share and per share data)

                                          For the Three Months Ended      For the Nine Months Ended
                                          ---------------------------     --------------------------
                                          September 29,     October 1,    September 29,   October 1,
                                             1996             1995            1996          1995
----------------------------------------------------------------------------------------------------
Net income                                     $  74           $1,482           $3,524       $3,997

Dividends accrued - Class A and
     Class AA preferred stock                     --               (5)              --          (93)
----------------------------------------------------------------------------------------------------

Net income applicable to
     common stockholders                       $  74           $1,477           $3,524       $3,904
====================================================================================================

Weighted average shares and share equivalents outstanding:

     Common stock                          7,331,162        7,279,686       7,305,562     7,211,888
     Class AA convertible preferred stock         --               --              --            --
     Stock options                            30,106          102,649          32,138       102,252
----------------------------------------------------------------------------------------------------

Weighted average shares and share
     equivalents outstanding               7,361,268        7,382,335       7,337,700     7,314,140
====================================================================================================

Net income per common and common
     equivalent share                          $0.01           $ 0.20           $0.48        $ 0.53
====================================================================================================

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